Exhibit 99.1

TSYS Reports Third Quarter Earnings and Increases 2018 Outlook

Columbus, Ga., October 23, 2018 – TSYS (NYSE:  TSS) today reported results for the third quarter of 2018.

“We were very pleased to continue our momentum and performance for the third quarter as all three of our segments delivered exceptional results.  This performance enables us to again raise our guidance for the year while continuing to invest for the long term,” said M. Troy Woods, chairman, president and chief executive officer of TSYS.

Highlights for the third quarter of 2018 vs. 2017:

•	Total revenues were $1,015.4 million, a decrease of 18.6%. The decrease is the result of adopting ASC 606.(1)
•	Net revenue (non-GAAP), which excludes reimbursable items, interchange and payment network fees, was $964.6 million, an increase of 13.1%.
•	Net income attributable to TSYS common shareholders was $156.0 million, an increase of 26.7%. Diluted EPS were $0.85, an increase of 28.0%.
•	Adjusted earnings (non-GAAP) were $212.4 million, an increase of 30.6%. Adjusted diluted EPS (non-GAAP) were $1.16, an increase of 32.0%.
•	Adjusted EBITDA (non-GAAP) was $348.5 million, an increase of 12.6%.
(1)

On January 1, 2018, TSYS adopted Accounting Standards Codification (ASC) 606 “Revenue from Contracts with Customers” using the modified retrospective transition method. The most significant impact of adopting ASC 606 in 2018 is primarily the result of gross versus net presentation of interchange and payment network fees. In 2018, these fees collected on behalf of the payment networks and card issuers are presented “net” of the amounts paid to them, as opposed to the “gross” presentation for certain of these fees in 2017.

Revised 2018 Outlook

TSYS’ revised 2018 guidance is as follows:

	Revised 2018 Financial
(in millions, except per share amounts)	Outlook Range(1)(2)			Percent Change
Revenue:
Total revenues (GAAP)	$3,990	to	$4,040	(19%)	to	(18%)
Net revenue (non-GAAP)	$3,790	to	$3,840	11%	to	13%

Earnings per share:
Diluted EPS (GAAP)	$3.09	to	$3.15	(2%)	to	0%
Adjusted diluted EPS attributable to TSYS common shareholders (non-GAAP)	$4.41	to	$4.47	31%	to	33%
Weighted average diluted shares outstanding		184

(2)	The estimated impact of the adoption of ASC 606(1) on TSYS’ revised 2018 Outlook is as follows:

Total revenues	($1,700)	to	($1,675)
Net revenue	($69)	to	($62)
Diluted EPS	($0.04)	to	($0.03)
Adjusted diluted EPS	($0.04)	to	($0.03)

Conference Call

TSYS will host its quarterly conference call at 5:00 p.m. ET on Tuesday, October 23. The conference call can be accessed via live webcast on the “Investor Relations” section of TSYS’ website at investors.tsys.com where an accompanying slide presentation will also be available. The replay will be archived for 12 months and will be available approximately 30 minutes after the completion of the call.

Non-GAAP Measures

This press release contains information prepared in conformity with GAAP as well as non-GAAP information. It is management’s intent to provide non-GAAP financial information to enhance understanding of its consolidated financial information as prepared in accordance with GAAP. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure and the most directly comparable GAAP financial measure are presented so as not to imply that more emphasis should be placed on the non-

GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies.

Additional information about non-GAAP financial measures, including, but not limited to, net revenue, adjusted earnings, adjusted EBITDA and adjusted diluted EPS, and a reconciliation of those measures to the most directly comparable GAAP measures is included on pages 11 to 15 in the financial schedules of this release.

About TSYS

TSYS® (NYSE: TSS) is a leading global payments provider, offering seamless, secure and innovative solutions across the payments spectrum — for issuers, merchants and consumers. We succeed because we put people and their need at the heart of every decision to help them unlock payment opportunities.   It’s an approach we call ‘People-Centered Payments®.

Our headquarters are located in Columbus, Ga., U.S.A., with approximately 13,000 team members and local offices across 13 countries. TSYS generated revenue of $4.9 billion in 2017, while processing more than 27.8 billion transactions. We are a member of The Civic 50 and were named one of the 2018 World's Most Ethical Companies by Ethisphere magazine. TSYS is a member of the S&P 500 and routinely posts all important information on its website. For more, visit tsys.com.

Forward-Looking Statements

This press release contains “forward-looking statements” – that is, statements related to future, not past, events. Forward-looking statements often address our expected future business and financial performance and often contain words such as “expect,” “anticipate,” “intend,” “believe,” “should,” “plan,” “potential,” “will,” “could,” and similar expressions. These forward-looking statements include, among others, statements regarding TSYS’ revised earnings guidance for 2018 total revenues, net revenue, diluted EPS and adjusted diluted EPS, and the assumptions underlying such statements. These statements are based on the current beliefs and expectations of TSYS’ management, are based on management’s assumptions and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements. A number of important factors could cause actual results or events to differ materially from those contemplated by our forward-looking statements in this press release. Many of these factors are beyond TSYS’ ability to control or predict. These factors include, but are not limited to, the material breach of security of any of TSYS’ systems; TSYS’ ability to integrate acquisitions and achieve the anticipated growth opportunities and other benefits of the acquisitions, particularly the recently completed Cayan acquisition; the effect of current domestic and worldwide economic conditions; risks associated with foreign operations, including adverse developments with respect to foreign currency exchange rates, and in particular with respect to the current environment, adverse developments with respect to foreign currency exchange rates as a result of the United Kingdom’s decision to leave the European Union (Brexit);expenses incurred associated with the signing of a significant client; conversions of clients’ portfolios do not occur as scheduled; the deconversion of a significant client; changes occur in laws, rules, regulations, credit card association rules, prepaid industry rules or other industry standards affecting TSYS and our clients that may result in costly new compliance burdens on TSYS and our clients and lead to a decrease in the volume and/or number of transactions processed or limit the types and amounts of fees that can be charged to customers, and in particular the CFPB’s new rule regarding prepaid financial products, including its effective date; the potential for our systems and software to contain undetected errors, viruses or defects;  the costs and effects of litigation, investigations or similar matters or adverse facts and developments relating thereto; adverse developments with respect to the payment card industry in general, including a decline in the use of cards as a payment mechanism; and growth rates of TSYS’ existing clients are lower than anticipated or attrition rates of existing clients are higher than anticipated. Additional risks and other factors that could cause actual results or events to differ materially from those contemplated in this release can be found in TSYS’ filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. TSYS disclaims any obligation to update any forward-looking statements as a result of new information, future developments or otherwise except as required by law.

Contacts:

Cyle Mims

TSYS Media Relations

+1.706.644.3110

cylemims@tsys.com

Shawn Roberts

TSYS Investor Relations

+1.706.644.6081

shawnroberts@tsys.com

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TSYS Announces Third Quarter 2018 Earnings

TSYS

Financial Highlights

(unaudited)

(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
			Percent			Percent
	2018	2017	Change	2018	2017	Change
Total revenues	$1,015,371	1,247,576	(18.6)%	$3,010,121	3,654,676	(17.6)%

Cost of services	624,363	898,471	(30.5)	1,855,546	2,638,214	(29.7)
Selling, general and administrative expenses	175,025	149,413	17.1	541,623	456,339	18.7
Total expenses	799,388	1,047,884	(23.7)	2,397,169	3,094,553	(22.5)

Operating income	215,983	199,692	8.2	612,952	560,123	9.4

Nonoperating expenses	(41,294)	(28,835)	(43.2)	(120,106)	(88,780)	(35.3)
Income before income taxes and equity in income of equity investments	174,689	170,857	2.2	492,846	471,343	4.6
Income tax expense	31,112	54,628	(43.0)	86,662	153,917	(43.7)
Income before equity in income of equity investments	143,577	116,229	23.5	406,184	317,426	28.0
Equity in income of equity investments, net of tax	12,383	8,497	45.7	35,313	30,919	14.2
Net income	155,960	124,726	25.0	441,497	348,345	26.7
Net income attributable to noncontrolling interests	—	(1,631)	100.0	(1,261)	(4,368)	71.1
Net income attributable to TSYS common shareholders	$155,960	123,095	26.7%	$440,236	343,977	28.0%

Earnings per share (EPS):
Basic EPS	$0.85	0.67	28.0%	$2.42	1.87	29.4%

Diluted EPS	$0.85	0.66	28.0%	$2.40	1.85	29.3%

Weighted average shares outstanding:
(includes participating securities)
Basic	182,428	184,272		182,140	184,107
Diluted	183,846	185,809		183,601	185,472

Dividends declared per share	$0.13	0.13	—%	$0.39	0.33	18.2%

Non-GAAP measures:*
Net revenue	$964,594	852,759	13.1%	$2,856,639	2,529,719	12.9%

Adjusted EBITDA	$348,488	309,461	12.6%	$1,024,431	904,396	13.3%

Adjusted earnings	$212,412	162,667	30.6%	$623,795	473,148	31.8%

Adjusted diluted EPS	$1.16	0.88	32.0%	$3.40	2.55	33.2%

*    See reconciliation of non-GAAP measures.

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TSYS Announces Third Quarter 2018 Earnings

TSYS

Segment Breakdown

(unaudited)

(in thousands)

	Three Months Ended September 30,				Nine Months Ended September 30,
			Change				Change
	2018	2017	$	%	2018	2017	$	%
Adjusted operating income by segment:
Issuer Solutions (a)	$154,107	147,758	6,349	4.3%	$456,588	428,909	27,679	6.5%
Merchant Solutions (b)	125,153	103,275	21,878	21.2	359,983	296,551	63,432	21.4
Consumer Solutions (c)	49,503	48,560	943	1.9	149,089	143,251	5,838	4.1
Corporate admin and other	(39,911)	(39,560)	(351)	(0.9)	(117,477)	(111,170)	(6,307)	(5.7)
Adjusted segment operating income (d)	288,852	260,033	28,819	11.1	848,183	757,541	90,642	12.0
Less:
Share-based compensation	12,392	8,407	3,985	47.4	32,916	28,462	4,454	15.6
Cayan and Transfirst M&A and integration expenses	2,887	1,052	1,835	nm	19,836	10,086	9,750	96.7
Litigation, claims, judgments or settlements	—	26	(26)	(100.0)	—	1,904	(1,904)	(100.0)
Acquisition intangible amortization	57,590	50,856	6,734	13.2	182,479	156,966	25,513	16.3
Operating income	215,983	199,692	16,291	8.2	612,952	560,123	52,829	9.4
Nonoperating expenses	(41,294)	(28,835)	(12,459)	(43.2)	(120,106)	(88,780)	(31,326)	(35.3)
Income before income taxes and equity in income of equity investments	$174,689	170,857	3,832	2.2%	$492,846	471,343	21,503	4.6%

Net revenue by segment:
Issuer Solutions (e)	$434,332	401,074	33,258	8.3%	$1,278,921	1,181,090	97,831	8.3%
Merchant Solutions (f)	346,309	281,819	64,490	22.9	1,010,101	820,968	189,133	23.0
Consumer Solutions (g)	195,810	179,918	15,892	8.8	606,591	560,448	46,143	8.2
Segment net revenue	976,451	862,811	113,640	13.2	2,895,613	2,562,506	333,107	13.0
Less: Intersegment revenues	11,857	10,052	1,805	18.0	38,974	32,787	6,187	18.9
Net revenue (h)	964,594	852,759	111,835	13.1	2,856,639	2,529,719	326,920	12.9
Add: reimbursable items, interchange and payment network fees	50,777	394,817	(344,040)	(87.1)	153,482	1,124,957	(971,475)	(86.4)
Total revenues	$1,015,371	1,247,576	(232,205)	(18.6)%	$3,010,121	3,654,676	(644,555)	(17.6)%

Adjusted segment operating margin on segment net revenue:
Issuer Solutions (a)/(e)	35.5%	36.8%			35.7%	36.3%
Merchant Solutions (b)/(f)	36.1%	36.6%			35.6%	36.1%
Consumer Solutions (c)/(g)	25.3%	27.0%			24.6%	25.6%

Adjusted segment operating margin on net revenue: (d)/(h)	29.9%	30.5%			29.7%	29.9%

nm = not meaningful

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TSYS Announces Third Quarter 2018 Earnings

TSYS

Segment Breakdown

(unaudited)

(in thousands)

	Three Months Ended September 30,					Nine Months Ended September 30,
			Change					Change
	2018	2017	$	%		2018	2017	$	%
Depreciation and amortization by segment:
Issuer Solutions	$30,411	36,699	(6,288)	(17.1)%	XX	$88,382	109,287	(20,905)	(19.1)%
Merchant Solutions	8,014	7,588	426	5.6		23,362	21,990	1,372	6.2
Consumer Solutions	4,303	3,785	518	13.7		12,875	12,057	818	6.8
Depreciation and amortization	42,728	48,072	(5,344)	(11.1)		124,619	143,334	(18,715)	(13.1)
Acquisition intangible amortization	57,590	50,856	6,734	13.2		182,479	156,966	25,513	16.3
Corporate admin and other	1,014	1,356	(342)	(25.2)		2,912	3,521	(609)	(17.3)
Total depreciation and amortization*	$101,332	100,284	1,048	1.0%		$310,010	303,821	6,189	2.0%

* Client incentive/contract asset amortization and contract cost asset amortization are no longer included in depreciation and amortization due to the adoption of ASC 606 on January 1,2018

Segment statistical data:

Issuer Solutions
Total transactions (in millions)	6,154.7	5,494.9	659.8	12.0%		17,752.7	15,712.1	2,040.6	13.0%
Total Accounts on file (AOF) (in millions)						823.7	797.3	26.4	3.3%
Total traditional AOF (in millions)						594.4	562.1	32.3	5.8%

Merchant Solutions
Point-of-sale transactions (in millions)	1,533.9	1,260.9	273.0	21.7%		4,371.9	3,622.2	749.7	20.7%
Dollar sales volume (in millions)	$40,910.2	31,478.2	9,432.0	30.0%		$118,539.0	91,726.1	26,812.9	29.2%
Segment net revenue per transaction	$0.226	0.223	0.002	1.0%		$0.231	0.227	0.004	1.9%

Consumer Solutions
Gross dollar volume (in millions)	$8,053.2	7,242.3	810.9	11.2%		$26,083.7	24,455.1	1,628.6	6.7%
Direct deposit 90-day active cards (in thousands)						2,503.7	2,315.3	188.4	8.1%
90-day active cards (in thousands)						4,948.3	4,697.2	251.1	5.3%
% of 90-day active cards with direct deposit						50.6%	49.3%

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TSYS Announces Third Quarter 2018 Earnings

TSYS

Condensed Balance Sheet

(unaudited)

(in thousands)

	September 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$484,581	450,357
Accounts receivable, net	485,722	412,322
Contract assets	32,604	—
Other current assets	197,010	216,565
Total current assets	1,199,917	1,079,244
Goodwill	4,113,669	3,264,071
Software and other intangible assets, net	1,296,431	1,110,861
Property and equipment, net	372,900	325,218
Contract assets - long-term	49,956	—
Contract costs assets - long-term	147,732	258,665
Other long term assets	292,439	293,630
Total assets	$7,473,044	6,331,689

Liabilities
Current liabilities:
Accounts payable	$59,770	62,310
Current portion of long-term borrowings, capital leases and license agreements	21,171	565,812
Contract liabilities	50,673	52,913
Other current liabilities	335,557	308,057
Total current liabilities	467,171	989,092
Long-term borrowings, capital leases and license agreements, excluding current portion	3,874,815	2,628,002
Deferred income tax liabilities	394,119	238,317
Contract liabilities - long-term	21,730	48,526
Other long-term liabilities	75,027	71,070
Total liabilities	4,832,862	3,975,007
Redeemable noncontrolling interest	—	115,689
Equity	2,640,182	2,240,993
Total liabilities and equity	$7,473,044	6,331,689

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TSYS Announces Third Quarter 2018 Earnings

TSYS

Selected Cash Flow Highlights

(unaudited)

(in thousands)

	Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Net income	$441,497	348,345
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in income of equity investments, net of tax	(35,313)	(30,919)
Dividends received from equity investments	24,921	20,589
Depreciation and amortization	310,010	303,821
Amortization of debt issuance costs	3,668	3,247
Share-based compensation	32,916	28,462
Deferred income tax expense (benefit)	21,173	(46,435)
Other noncash adjustments	63,541	55,764
Changes in operating assets and liabilities	(109,905)	(23,446)
Net cash provided by operating activities	752,508	659,428

Purchases of property and equipment	(77,841)	(42,572)
Additions to licensed computer software from vendors	(32,496)	(23,114)
Additions to internally developed computer software	(29,692)	(22,011)
Additions to contract acquisition costs	—	(21,662)
Cash used in acquisitions, net of cash acquired	(1,051,629)	—
Other investing activities	(5,670)	(1,436)
Net cash used in investing activities	(1,197,328)	(110,795)

Principal payments on long-term borrowings, capital lease obligations and license agreements	(2,807,187)	(415,788)
Proceeds from long-term borrowings	3,477,000	—
Debt issuance costs	(16,004)	—
Purchase of noncontrolling interests	(126,000)	(70,000)
Dividends paid on common stock	(70,897)	(55,151)
Proceeds from exercise of stock options	31,024	15,499
Repurchase of common stock	(443)	(27,895)
Other financing activities	(3,778)	(5,216)
Net cash provided by (used in ) financing activities	483,715	(558,551)

Cash, cash equivalents and restricted cash:
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3,639)	5,589
Net increase in cash, cash equivalents and restricted cash	35,256	(4,329)
Cash, cash equivalents and restricted cash at beginning of period	451,370	425,810
Cash, cash equivalents and restricted cash at end of period	$486,626	421,481

Supplemental
Capital expenditures	$140,029	109,359
Free cash flow (non-GAAP)*	$612,479	550,069

* See reconciliation of non-GAAP measures.

Certain prior year amounts have changed due to the adoption of ASU 2016-18 “Statement of Cash Flows (Topic 230):Restricted Cash,” which requires that a statement of cash flows explain the change in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents.

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TSYS Announces Third Quarter 2018 Earnings

TSYS

Supplemental Information

(unaudited)

Other

AOF:

	Total Accounts on File
	At	At	%
(in millions)	September 2018	September 2017	Change
Consumer	499.3	474.7	5.2
Commercial	55.6	52.8	5.3
Other	39.5	34.6	14.3
Traditional AOF	594.4	562.1	5.8
Prepaid*/Stored Value	17.1	50.6	(66.3)
Government Services	98.0	92.1	6.4
Commercial Card Single Use	114.2	92.5	23.4
Total AOF	823.7	797.3	3.3

* Prepaid does not include Netspend accounts.

Growth in Accounts on File (in millions):
	September 2017 to	September 2016 to
	September 2018	September 2017
Beginning balance	797.3	738.8
Change in accounts on file due to:
Internal growth of existing clients	54.1	53.2
New clients	32.3	29.5
Purges/Sales	(39.3)	(23.6)
Deconversions	(20.7)	(0.6)
Ending balance	823.7	797.3

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TSYS Announces Third Quarter 2018 Earnings

Reconciliation of GAAP to Non-GAAP Financial Measures

Non-GAAP Measures

The schedules below provide a reconciliation of revenues and operating results on a constant currency basis to reported revenues and operating income. This non-GAAP measure presents third quarter and year-to-date 2018 financial results using the previous year’s foreign currency exchange rates. On a constant currency basis, TSYS’ total year-to-date revenues for the third quarter of 2018 were lower 18.0% as compared to a reported GAAP decrease of 17.6%.

The schedules below also provide a reconciliation of diluted EPS to adjusted diluted EPS.

The schedules below also provide a reconciliation of net income to Adjusted EBITDA.

The schedules below also provide a reconciliation of cash flows from operating activities and capital expenditures to free cash flow.

The schedules below also provide a reconciliation of 2018 revised guidance of total revenues to net revenue and diluted EPS to adjusted diluted EPS.

The tax rate used in the calculation of adjusted diluted EPS for the quarter and year is equal to an estimate of our annual effective tax rate on GAAP income. This effective rate is estimated annually and may be adjusted during the year to take into account events or trends that materially impact the effective tax rate including, but not limited to, significant changes resulting from tax legislation, material changes in the mix of revenues and expenses by entity and other significant events.

TSYS believes that non-GAAP financial measures are important to enable investors to understand and evaluate its ongoing operating results. Accordingly, TSYS includes non-GAAP financial measures when reporting its financial results to shareholders and potential investors in order to provide them with an additional tool to evaluate TSYS’ ongoing business operations. TSYS believes that the non-GAAP financial measures are representative of comparative financial performance that reflects the economic substance of TSYS’ current and ongoing business operations.

Although non-GAAP financial measures are often used to measure TSYS’ operating results and assess its financial performance, they are not necessarily comparable to similarly titled measures of other companies due to potential inconsistencies in the method of calculation.

TSYS believes that its provision of non-GAAP financial measures provides investors with important key financial performance indicators that are utilized by management to assess TSYS’ operating results, evaluate the business and make operational decisions on a prospective, going-forward basis. Hence, management provides disclosure of non-GAAP financial measures to give shareholders and potential investors an opportunity to see TSYS as viewed by management, to assess TSYS with some of the same tools that management utilizes internally and to be able to compare such information with prior periods. TSYS believes that inclusion of non-GAAP financial measures provides investors with additional information to help them better understand its financial statements just as management utilizes these non-GAAP financial measures to better understand the business, manage budgets and allocate resources.

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TSYS Announces Third Quarter 2018 Earnings

Reconciliation of GAAP to Non-GAAP

Constant Currency Comparison

(unaudited)

(in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
			Percent			Percent
	2018	2017	Change	2018	2017	Change
Consolidated
Constant currency (1)	$1,017,279	1,247,576	(18.5)%	$2,995,442	3,654,676	(18.0)%
Foreign currency impact (2)	(1,908)	—		14,679	—
Total revenues	$1,015,371	1,247,576	(18.6)%	$3,010,121	3,654,676	(17.6)%

Constant currency (1)	$966,416	852,759	13.3%	$2,842,948	2,529,719	12.4%
Foreign currency impact (2)	(1,822)	—		13,691	—
Net revenue	$964,594	852,759	13.1%	$2,856,639	2,529,719	12.9%

Constant currency (1)	$215,968	199,692	8.2%	$607,630	560,123	8.5%
Foreign currency impact (2)	15	—		5,322	—
Operating income	$215,983	199,692	8.2%	$612,952	560,123	9.4%

Issuer Solutions
Constant currency (1)	$436,263	401,074	8.8%	$1,265,346	1,181,090	7.1%
Foreign currency impact (2)	(1,931)	—		13,575	—
Segment net revenue	$434,332	401,074	8.3%	$1,278,921	1,181,090	8.3%

(1)  Reflects current period results on a non-GAAP basis as if foreign currency rates did not change from the comparable prior year period.

(2)  Reflects the impact of calculated changes in foreign currency rates from the comparable period.

Net Revenue

(unaudited)

(in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
			Percent			Percent
	2018	2017	Change	2018	2017	Change
Total revenues	$1,015,371	1,247,576	(18.6)%	$3,010,121	3,654,676	(17.6)%
Less: reimbursable items, interchange and payment network fees	50,777	394,817	(87.1)	153,482	1,124,957	(86.4)
Net revenue	$964,594	852,759	13.1%	2,856,639	2,529,719	12.9%

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TSYS Announces Third Quarter 2018 Earnings

Reconciliation of GAAP to Non-GAAP

Adjusted Diluted Earnings per Share

(unaudited)

(in thousands, except per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
			Percent			Percent
	2018	2017	Change	2018	2017	Change
Net income attributable to TSYS common shareholders (GAAP)	$155,960	123,095	26.7%	$440,236	343,977	28.0%
Adjust for amounts attributable to TSYS common shareholders:
Add: Acquisition intangible amortization	$57,555	50,704	13.5	$182,373	156,489	16.5
Add: Share-based compensation	12,391	8,404	47.4	32,913	28,455	15.7
Add: Cayan and Transfirst M&A expenses*	2,887	1,052	nm	19,836	10,025	97.9
Add: Litigation, claims, judgments or settlements**	—	26	(100.0)	—	1,904	(100.0)
Less: Tax impact of adjustments***	(16,381)	(20,614)	20.5	(51,563)	(67,702)	23.8
Adjusted earnings (non-GAAP)	$212,412	162,667	30.6%	$623,795	473,148	31.8%

Diluted EPS - Net income attributable to TSYS common shareholders
As reported (GAAP)	$0.85	0.66	28.0%	$2.40	1.85	29.3%

Adjusted diluted EPS (non-GAAP)	$1.16	0.88	32.0%	$3.40	2.55	33.2%

Weighted average diluted shares outstanding	183,846	185,809		183,601	185,472

*      Costs associated with the Cayan and Transfirst acquisitions and integrations are included in selling, general and administrative expenses and nonoperating expenses.

**     Litigation settlement or settlement discussions and related legal expenses.

***   Certain of these merger and acquisition costs are nondeductible for income tax purposes. Income tax impact includes discrete items as a result of the acquisitions.

nm = not meaningful

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TSYS Announces Third Quarter 2018 Earnings

Reconciliation of GAAP to Non-GAAP

Adjusted EBITDA

(unaudited)

(in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
			Percent			Percent
	2018	2017	Change	2018	2017	Change
Net income (GAAP) (a)	$155,960	124,726	25.0%	$441,497	348,345	26.7%
Adjust for:
Less: Equity in income of equity investments	(12,383)	(8,497)	(45.7)	(35,313)	(30,919)	(14.2)
Less: Income tax expense	31,112	54,628	(43.0)	86,662	153,917	(43.7)
Add: Interest expense, net	41,093	28,501	44.2	118,865	87,811	35.4
Add: Depreciation and amortization*	101,332	100,284	1.0	310,010	303,821	2.0
Add: Client incentive/contract asset amortization*	7,303	—	na	20,888	—	na
Add: Contract cost asset amortization*	8,592	—	na	27,830	—	na
Less: (Gain)/loss on foreign currency translations	(187)	427	nm	(295)	1,250	nm
Less: Other nonoperating (income)/expenses	388	(93)	nm	1,536	(281)	nm
Add: Share-based compensation	12,391	8,407	47.4	32,915	28,462	15.6
Add: Cayan and Transfirst M&A expenses**	2,887	1,052	nm	19,836	10,086	96.7
Add: Litigation, claims, judgments or settlements	—	26	(100.0)	—	1,904	(100.0)
Adjusted EBITDA (non-GAAP) (b)	$348,488	309,461	12.6%	$1,024,431	904,396	13.3%

Total revenues (c)	$1,015,371	1,247,576		$3,010,121	3,654,676
Net income margin on total revenues (GAAP) (a)/(c)	15.4%	10.0%		14.7%	9.5%

Net revenue (d)	$964,594	852,759		$2,856,639	2,529,719
Adjusted EBITDA margin on net revenue (non-GAAP) (b)/(d)	36.1%	36.3%		35.9%	35.8%

*     Client incentive/contract asset amortization and contract cost asset amortization are no longer included in depreciation and amortization due to the adoption of ASC 606 on January 1, 2018.

**   Costs associated with the Cayan and Transfirst acquisitions and integrations are included in selling, general and administrative expenses.

nm = not meaningful

na = not applicable

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TSYS Announces Third Quarter 2018 Earnings

Reconciliation of GAAP to Non-GAAP

Free Cash Flow

(unaudited)

(in thousands)

	Nine Months Ended
Free cash flow:	September 30,
	2018	2017

Net cash provided by operating activities (GAAP)	$752,508	659,428
Capital expenditures	(140,029)	(109,359)
Free cash flow (non-GAAP)	$612,479	550,069

Revised Guidance Summary

(unaudited)

(in millions, except per share data)

	2018(1)			% Change
Revenue:

Total revenues (GAAP)	$3,990	to	$4,040	(19%)	to	(18%)
Less: reimbursable items, interchange and payment network fees	200	to	200
Net revenue (non-GAAP)	$3,790	to	$3,840	11%	to	13%

Earnings per share (EPS) :

Diluted EPS (GAAP)	$3.09	to	$3.15	(2%)	to	0%
Acquisition intangible amortization, share-based compensation, litigation, claims, judgments or settlements and Cayan and Transfirst M&A expenses, less the tax impact of adjustments	1.32	to	1.32
Adjusted diluted EPS attributable to TSYS common shareholders * (non-GAAP)	$4.41	to	$4.47	31%	to	33%

* Weighted average diluted shares outstanding		184

(1)

The estimated impact of the adoption of ASC 606 on TSYS’ 2018 Outlook is as follows:  Total revenues ($1,700)  to ($1,675), Net revenue ($69) to ($62), Diluted EPS and Adjusted diluted EPS of ($0.04) to ($0.03).  The most significant impact of adopting ASC 606 in 2018 is primarily the result of gross versus net presentation of interchange and payment network fees.  In 2018, these fees collected on behalf of the payment networks and card issuers will be presented “net” of the amounts paid to them, as opposed to the “gross” presentation for certain of these fees in 2017.

-more-

TSYS Announces Third Quarter 2018 Earnings

Impact of New Revenue Guidance on Financial Statement Line Items

(unaudited)

(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30, 2018			September 30, 2018
		Balances	Effect of		Balances	Effect of
	As	Without Adoption	Change	As	Without Adoption	Change
	Reported	of Topic 606	Higher/(Lower)	Reported	of Topic 606	Higher/(Lower)

Total revenues	$1,015,371	1,459,182	(443,811)	$3,010,121	4,252,569	(1,242,448)
Total expenses	799,388	1,239,228	(439,840)	2,397,169	3,631,739	(1,234,570)
Operating income	$215,983	219,954	(3,971)	$612,952	620,830	(7,878)
Income taxes	$31,112	32,033	(921)	$86,662	88,461	(1,799)
Net income	$155,960	159,010	(3,050)	$441,497	447,575	(6,078)
Net income attributable to TSYS common shareholders	$155,960	159,010	(3,050)	$440,236	446,314	(6,078)

Earnings per share (EPS):
Basic EPS*	$0.85	0.87	(0.02)	$2.42	2.45	(0.03)
Diluted EPS*	$0.85	0.86	(0.02)	$2.40	2.43	(0.03)

*     EPS amounts may not total due to rounding.

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